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                                                   SCHEDULE II - CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
                                                                 DUCK HEAD APPAREL COMPANY, INC.
                                                                   Fiscal 2000, 1999, and 1998


                                           BALANCE AT         CHARGED TO          CHARGED                               BALANCE
                                            BEGINNING         COSTS AND           TO OTHER                             AT END OF
                                            OF PERIOD          EXPENSES           ACCOUNTS         DEDUCTIONS           PERIOD
                                         ----------------   ---------------    ---------------   ----------------   ----------------

Acounts receivable allowances:
    Year ended July 1, 2000           $        1,618             1,708                  -              2,107              1,219
    Year ended July 3, 1999                    1,136             3,817                  -              3,335              1,618
    Year ended June 27, 1998                   1,279             2,481                  -              2,624              1,136
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